Exhibit 10.39

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (“Settlement Agreement”) is entered into effective as of the last date of any party’s signature hereto and exists by and among Process Water Solutions, LLC (“Process Water”); Veolia Water North America Operating Services, LLC (“Veolia”); Clean Water Technologies, LLC (“Clean Water”); and Dr. Phosphate, Inc. (“Dr. Phosphate”); on the one hand, and Basin Water-MPT, Inc. (“BWMPT”); Basin Water, Inc. (“BWI”); Robert Gorgol (“Gorgol”); Robert Stark; and Michael Stark; on the other hand.

WHEREAS, Process Water, Veolia, Clean Water, and Dr. Phosphate (collectively, “Plaintiffs”) have brought claims against BWMPT, BWI, Gorgol, Robert Stark, and Michael Stark (collectively, “Defendants”) asserting, among other things, that Defendants have acted to misappropriate and use to their own benefit certain claimed confidential information, trade secrets, and other intellectual property allegedly owned by one or more of the Plaintiffs and protected from disclosure to or use by Defendants, and subsequently filed an action styled Process Water Solutions, LLC; Veolia Water North America Operating Services, LLC; Clean Water Technologies, LLC; and Dr. Phosphate, Inc. v. Basin Water-MPT, Inc.; Robert Gorgol; Robert Stark; Basin Water, Inc.; and Michael Stark, in the United States District Court for the Middle District of Florida, Case No. 8:07CV1944-T24-MSS (the “Litigation”); and

WHEREAS, Defendants have denied all of the material allegations made by Plaintiffs in the Litigation, contend that they have not misappropriated or used any claimed trade secrets, confidential information, or other protected intellectual property allegedly owned by one or more of the Plaintiffs, and have, as to some of them, counterclaimed seeking, among other things, a declaration of rights regarding the claimed intellectual property and an award of attorneys’ fees; and

WHEREAS, in order to avoid further protracted and expensive litigation, the parties now desire to compromise and resolve all claims and controversies which exist between Plaintiffs and Defendants in regard to matters related to the Litigation, including all claims set out in the Litigation.

NOW, THEREFORE, in consideration of the mutual covenants and representations hereinafter set forth, the receipt and sufficiency of which are acknowledged by all parties, the parties as undersigned agree as follows:

1.	Payment.

Defendants shall make or cause to be made one joint payment of Five Hundred Seventy Five Thousand Dollars ($575,000.00) to Plaintiffs. Payment shall be made in the form of one or more draft(s) made payable on a joint basis to all Plaintiffs, and such draft(s) will be delivered to counsel for PWS within ten (10) business days of this Settlement Agreement becoming effective and not subject to any condition or contingency, including that hereinafter set forth in Paragraph 3 related to action of the court in the Litigation. It shall be the responsibility of the Plaintiffs to apportion and distribute the foregoing payment amount among themselves as they deem appropriate, and Plaintiffs, on a joint and several basis, will indemnify and hold harmless all Defendants with respect to any claim or controversy that may arise with respect to the apportionment and distribution of the foregoing payment amount.

2.	Releases.

Plaintiffs, for themselves and their predecessors and successors, hereby release and discharge Defendants, together with their respective officers, directors, shareholders, agents, employees, insurers, attorneys and affiliated companies, from any and all claims, actions, causes of action, sums of money due, attorneys’ fees, suits, debts, covenants, contracts, agreements, promises, demands or liabilities whatsoever, in law or in equity, whether known or unknown, which Plaintiffs ever had, now have, or might in the future have against any of the foregoing based upon facts occurring up to the effective date of this Settlement Agreement and related to the subject matter of the Litigation. This release specifically includes, without limitation, any claims which were asserted or could have been asserted in the Litigation, but excludes obligations arising under this Settlement Agreement.

Defendants, for themselves and their predecessors and successors, hereby release and discharge Plaintiffs, together with their respective officers, directors, shareholders, agents, employees, insurers, attorneys and affiliated companies, from any and all claims, actions, causes of action, sums of money due, attorneys’ fees, suits, debts, covenants, contracts, agreements, promises, demands or liabilities whatsoever, in law or in equity, whether known or unknown, which Defendants ever had, now have, or might in the future have against any of the foregoing based upon facts occurring up to the effective date of this Settlement Agreement and related to the subject matter of the Litigation.

This release specifically includes, without limitation, any claims which were asserted or could have been asserted in the Litigation with the exception of any claim by the parties with respect to a declaration of rights to intellectual property allegedly owned by one or more of the Plaintiffs. The scope of this release excludes obligations arising under this Settlement Agreement, and this release does not apply to claims based upon any conduct occurring after the execution of this Settlement Agreement, even if such conduct is purportedly a continuation of conduct occurring prior to such execution.

In addition to the releases set out above in this Paragraph 2, Plaintiffs agree to obtain and deliver to counsel for Defendants release riders executed by Vaughn Astley, Gwen Astley, Dennis Michalski and Donald Luke in the form attached hereto as Exhibit “A”. Plaintiffs acknowledge, represent, and warrant that the consideration being provided by Defendants pursuant to this Settlement Agreement will have direct benefit to, and constitutes valuable and adequate consideration to, said persons with respect to their giving of the subject release riders. Said executed release riders shall be delivered to counsel for Defendants within five (5) business days of execution of this Settlement Agreement by all parties to the Litigation and shall be a condition to the effectiveness of the Settlement Agreement. Said release riders shall be held in escrow by counsel for Defendants and not released to Defendants until this Settlement Agreement becomes effective and not subject to any condition or contingency, including that hereinafter set forth in Paragraph 3 related to action of the court in the Litigation.

The parties agree that, in the event any party to this Settlement Agreement is made the object of a claim purportedly released via this Settlement Agreement, and provided the person or entity asserting the claim is claiming by or through the releasing party through an assignment or other intentional act of the releasing party, then such releasing party shall indemnify and hold harmless the party made the object of the claim, including payment of attorneys’ fees and expenses. Plaintiffs represent and warrant that, as of the effective date of the Settlement Agreement, they have no knowledge of a basis for the assertion of any claim by Plaintiffs, or any of them, against Defendants, or any of them, except as set forth in the Litigation.

3.	Stipulated Final Injunction and Order of Dismissal.

On or immediately after the last date of any party’s signature hereto, counsel for the parties shall execute that certain Stipulated Final Injunction and Order of Dismissal (“Injunction and Dismissal”) attached hereto as Exhibit “B” and shall petition the court in the Litigation to enter the Injunction and Dismissal. Notwithstanding anything else in this Settlement Agreement, the effectiveness and of this Settlement Agreement, including executed releases in the form attached hereto as Exhibit “A,” is conditioned upon entry by the court of the Injunction and Dismissal in the form attached hereto as Exhibit “B”. Absent such entry, this Settlement Agreement shall have no force or effect. Should the court fail to enter the Injunction and Dismissal on or before the sixtieth (60th) day following the effective date of this Settlement Agreement, this Settlement Agreement shall terminate.

4.	Gorgol’s, Robert Stark’s, and Daniel Prokop’s Separation from Veolia.

Veolia acknowledges that Gorgol resigned from Veolia of his own volition. Veolia further agrees to provide only a neutral reference as regards Gorgol, Robert Stark and Daniel Prokop, consisting only of the dates of employment and last position held.

5.	Future Disputes.

Prior to the initiation by one or more Plaintiffs of any litigation involving any of the Defendants in relation to a claimed violation of this Settlement Agreement or the intellectual property rights of any Plaintiff, written notice of demand shall be sent to the appropriate Defendants and to their counsel at the addresses provided below. If the involved parties have failed to reach a resolution within thirty (30) days after the notice of demand is delivered, the involved parties shall submit the dispute to good faith mediation, which shall be completed within the next thirty (30) days and before any litigation is commenced. Notwithstanding the foregoing, if any party is threatened with genuine and immediate irreparable harm by another party in relation to a claimed violation of this Settlement Agreement, such party may seek immediate injunctive relief, but the notice and mediation requirements of this paragraph 5 shall otherwise remain applicable.

6.	Attorneys’ Fees.

All parties shall bear all of their respective costs and expenses associated with the Litigation, including but not limited to filing and attorneys’ fees. No party to this Settlement Agreement shall be required to make any payment relating to the Litigation other than the settlement payment specifically provided for in Paragraph 1, above. In the event that subsequent litigation arises in relation to claimed breach of this Settlement Agreement or an enforcement action relating to the Injunction and Dismissal, the prevailing party shall be entitled to recover its costs of litigation, including attorneys’ fees and costs, from the non-prevailing party.

7.	Non-Disparagement.

The parties agree that they, as well as their affiliated and related persons and entities, shall not make negative reference to the character or the business reputation of the non-corporate parties to this Settlement Agreement. This obligation excludes communications compelled by law or as may occur internally among employees of the respective Plaintiffs or affiliated entities.

8.	Miscellaneous Provisions.

A) Entire Agreement. This Settlement Agreement supersedes any and all prior agreements between the parties, and represents the entire agreement among the parties, relating to the subject matter hereof. The parties acknowledge and agree that there have been no offers or inducements which have led to the execution of this Settlement Agreement other than as stated herein.

B) Amendments. Any modification, amendment, restatement or termination of this Settlement Agreement must be in writing and executed by each and every party.

C) Governing Law. This Settlement Agreement shall be interpreted and controlled by the substantive law of the state of Florida without reference to the principles of conflicts of law.

D) Capacity; Non-Assignment. All parties warrant and represent that they have not sold, assigned, granted, conveyed, or otherwise transferred to any other firm, corporation, person, or other entity, any of the rights, obligations, claims, demands, actions, or causes of action described herein or in the Litigation, and that they have the full legal capacity to enter into, execute and perform their respective obligations set forth in this Settlement Agreement. The parties further represent and warrant that, as of the effective date of the Settlement Agreement, they have no knowledge of any person or entity entitled to claim, or contemplating claiming, legal wrongs and associated relief against one more of the other parties to this Settlement Agreement or their related persons and entities except as currently set forth by a party in the Litigation.

E) Binding Effect. This Settlement Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns.

F) Indemnity. The parties acknowledge that the representations and warranties set forth in this Settlement Agreement have been relied upon and are material to the making of this Settlement Agreement. Any party making an untrue or inaccurate representation or warranty herein shall indemnify and hold harmless, including but not limited to the payment of attorneys’ fees and expenses, any other party damaged by virtue of such circumstances.

G) Counterparts. This Settlement Agreement may be executed in multiple counterparts, at different times and places. When all parties have executed a counterpart of this Settlement Agreement, it shall be considered fully executed notwithstanding that all of the parties may not have signed the same counterpart. A facsimile or other copy of an executed counterpart hereof, such as an e-mailed PDF copy, shall have the same effect as an original.

H) No Presumptions. The parties to this Settlement Agreement acknowledge that they have read and understand this agreement and they have been represented by legal counsel in its negotiation and drafting, which has been a joint undertaking. No party shall be deemed to be the drafter of this Settlement Agreement, in full or in part, and there shall be no presumptions raised in relation to any drafting of this instrument.

I) Confidentiality. Except as may be otherwise required or compelled by law, all parties agree not disclose or publish, verbally, in writing or otherwise, to any person or entity any details regarding the negotiations leading up to the making of this Settlement Agreement, the consideration passing pursuant to this Settlement Agreement, or any other term or condition of this Settlement Agreement. The only statements that shall be made regarding the Litigation or the terms of this Settlement Agreement to any non-party to the Litigation shall be a statement to the effect that the Litigation and the underlying disputes have been resolved by agreement and are concluded. Notwithstanding the foregoing provisions of this paragraph 8(I), a corporate party to this Settlement Agreement shall be permitted to make otherwise prohibited disclosure to its outside lawyers and auditors, as well as internally on a strict business “need to know” basis only.

J) All Necessary Steps. The parties acknowledge and agree to take all necessary steps, including the execution of documents, to carry through and complete the exchange of consideration described in this Settlement Agreement.

K) Notices. All notices required hereunder shall be in writing and shall be delivered by facsimile, delivery service, or overnight delivery service, as well as by First Class mail, to the parties at their respective addresses set forth below. Notice shall be deemed given upon receipt.

If to Process Water:	Process Water Solutions, LLC
Attn: Vaughn Astley
2120 Clubhouse Road
Lakeland, FL 33813

With a copy to:	Fee & Jeffries, P.A.
Attn: Richard E. Fee
1227 N. Franklin Street
Tampa, FL 33602

If to Clean Water:	Clean Water Technologies, LLC
Attn: Donald Luke
1623 Palace Court
Valrico, FL 33594

With a copy to:	Fee & Jeffries, P.A.
Attn: Richard E. Fee
1227 N. Franklin Street
Tampa, FL 33602

If to Dr. Phosphate:	Dr. Phosphate, Inc.
Attn: Vaughn Astley
2120 Clubhouse Road
Lakeland, FL 33813

With a copy to:	Fee & Jeffries, P.A.
Attn: Richard E. Fee
1227 N. Franklin Street
Tampa, FL 33602

If to Veolia:	Veolia Water North America Operating Services, LLC
Attn:
14950 Heathrow Forest Parkway, Suite 200
Houston, Texas 77032

With a copy to:	Stephen W. Mooney
Michael A. Sexton
Weinberg Wheeler Hudgins Gunn & Dial, LLC
950 Paces Ferry Road, Suite 3000
Atlanta, GA 30326

If to BWMPT:	Basin Water-MPT, Inc.
Attn: Scott Hamilton
TWO Kingwood Place
700 Rockmead Drive, Suite 105
Kingwood, TX 77339

With a copy to:	Robert P. Riordan
Alston & Bird, LLP
1201 West Peachtree Street
Atlanta, GA 30309

If to BWI:	Basin Water, Inc.
Attn: Scott Hamilton
TWO Kingwood Place
700 Rockmead Drive, Suite 105
Kingwood, TX 77339

With a copy to:	Robert P. Riordan
Alston & Bird, LLP
1201 West Peachtree Street
Atlanta, GA 30309

If to Gorgol, Robert Stark,	[Applicable Name]
or Michael Stark	Basin Water, Inc.
TWO Kingwood Place
700 Rockmead Drive, Suite 105
Kingwood, TX 77339

With a copy to:	Robert P. Riordan
Alston & Bird, LLP
1201 West Peachtree Street
Atlanta, GA 30309

L) Titles. The parties acknowledge and agree that the titles used in this Settlement Agreement are for informational purposes only and shall not be considered in construing the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement knowingly, voluntarily and of their own free will.

Process Water Solutions, LLC		Veolia Water North America Operating Services, LLC

By:	[ILLEGIBLE]	By:	[ILLEGIBLE]
Title:	PRESIDENT	Title:	Vice President
Date:	11/28/08	Date	12/1/08

Clean Water Technologies, LLC		Dr. Phosphate, Inc.

By:	[ILLEGIBLE]	By:	[ILLEGIBLE]
Title:	PRESIDENT	Title:	PRESIDENT
Date:	11/28/08	Date:	11/28/08

[SIGNATURES CONTINUED ON NEXT PAGE]

Basin Water-MPT, Inc.		Basin Water, Inc.

By:	/s/ Michael M. Stark	By:	/s/ Michael M. Stark
Title:	Chief Executive Officer	Title:	Chief Executive Officer
Date:	12/8/08	Date:	12/8/08

Robert Gorgol		Robert Stark

	/s/ Robert Gorgol		/s/ Robert Stark
Date:	12/8/08	Date:	12/8/08

Michael Stark

/s/ Michael M. Stark
Date:	12/8/08

EXHIBIT “A”

RELEASE

The undersigned Donald A. Luke (hereinafter “Releasor”), acting for himself/herself and his/her privies, successors and assigns, and acting with the advice of legal counsel, hereby provides this Release.

Releasor acknowledges that s/he has read and understands that certain Settlement Agreement and Release (“Settlement Agreement”) by and among Process Water Solutions, LLC (“Process Water”); Veolia Water North America Operating Services, LLC (“Veolia”); Clean Water Technologies, LLC (“Clean Water”); and Dr. Phosphate, Inc. (“Dr. Phosphate”); on the one hand, and Basin Water-MPT, Inc. (“BWMPT”); Basin Water, Inc. (“BWI”); Robert Gorgol (“Gorgol”); Robert Stark; and Michael Stark; on the other hand. Releasor acknowledges further that s/he stands to gain finically and otherwise by virtue of execution of the referenced Settlement Agreement by BWMPT, BWI, Gorgol, Robert Stark and Michael Stark (hereinafter “Defendants”), that the Settlement Agreement would not be executed by Defendants but for the promise contained therein with regard to the delivery of this executed Release, and that the execution of the Settlement Agreement by Defendants provides good and valuable consideration for the giving of the Release by Releasor.

Accordingly, Releasor hereby releases and discharges Defendants, together with their respective officers, directors, shareholders, agents, employees and affiliated companies from any and all claims, actions, causes of action, sums of money due, attorneys’ fees, suits, debts, covenants, contracts, agreements, promises, demands or liabilities whatsoever, in law or in equity, whether known or unknown, which Releasor ever had, now has, or might in the future have against any of the Defendants based upon facts occurring up to and including the execution date of this Release (as set forth below) and related to the subject matter of the Litigation as such term is defined in the Settlement Agreement.

Releasor represents and warrants, understanding that the truth of such representation and warranty is material to the Defendants proceeding under the Settlement Agreement, that Releasor has not assigned or otherwise transferred, and will not assign or otherwise transfer, to any other person or entity any claims, causes of action, demands or similar things that Releasor may have, or may have had, against one or more of the Defendants. Releasor further represents and warrants that, as of the date of his/her signature below, s/he has no knowledge of a basis for the assertion by him/her of any claim against Defendants, or any of them. Releasor hereby covenants and agrees to indemnify and hold Defendants harmless with respect to any damage done to any Defendant in relation to an untrue or inaccurate representation or warranty given by Releasor herein.

Releasor acknowledges and agrees that there have been no offers or inducements with respect to his making of this Release except as described herein, and that this Release contains the entire agreement and understanding relating to the subject matter hereof.

Executed this 28 day of Nov, 2008.

/s/ Donald A. Luke
Signature

Donald A. Luke
(print name)

/s/ Melissa S. Garthwaite
Witness signature

Melissa S. Garthwaite
(print name)

EXHIBIT “A”

RELEASE

The undersigned Vaughn Astley (hereinafter “Releasor”), acting for himself/herself and his/her privies, successors and assigns and acting with the advice of legal counsel, hereby provides this Release.

Releasor acknowledges that s/he has read and understands that certain Settlement Agreement and Release (“Settlement Agreement”) by and among Process Water Solutions, LLC (“Process Water”); Veolia Water North America Operating Services, LLC (“Veolia”); Clean Water Technologies, LLC (“Clean Water”); and Dr. Phosphate, Inc. (“Dr. Phosphate”); on the one hand, and Basin Water-MPT, Inc. (“BWMPT”); Basin Water, Inc. (“BWI”); Robert Gorgol (“Gorgol”); Robert Stark; and Michael Stark; on the other hand. Releasor acknowledges further that s/he stands to gain finically and otherwise by virtue of execution of the referenced Settlement Agreement by BWMPT, BWI, Gorgol, Robert Stark and Michael Stark (hereinafter “Defendants”), that the Settlement Agreement would not be executed by Defendants but for the promise contained therein with regard to the delivery of this executed Release, and that the execution of the Settlement Agreement by Defendants provides good and valuable consideration for the giving of the Release by Releasor.

Accordingly, Releasor hereby releases and discharges Defendants, together with their respective officers, directors, shareholders, agents, employees and affiliated companies from any and all claims, actions, causes of action, sums of money due, attorneys’ fees, suits, debts, covenants, contracts, agreements, promises, demands or liabilities whatsoever, in law or in equity, whether known or unknown, which Releasor ever had, now has, or might in the future have against any of the Defendants based upon facts occurring up to and including the execution date of this Release (as set forth below) and related to the subject matter of the Litigation as such term is defined in the Settlement Agreement.

Releasor represents and warrants, understanding that the truth of such representation and warranty is material to the Defendants proceeding under the Settlement Agreement, that Releasor has not assigned or otherwise transferred, and will not assign or otherwise transfer, to any other person or entity any claims, causes of action, demands or similar things that Releasor may have, or may have had, against one or more of the Defendants. Releasor further represents and warrants that, as of the date of his/her signature below, s/he has no knowledge of a basis for the assertion by him/her of any claim against Defendants, or any of them. Releasor hereby covenants and agrees to indemnify and hold Defendants harmless with respect to any damage done to any Defendant in relation to an untrue or inaccurate representation or warranty given by Releasor herein.

Releasor acknowledges and agrees that there have been no offers or inducements with respect to his making of this Release except as described herein, and that this Release contains the entire agreement and understanding relating to the subject matter hereof.

Executed this 28 day of NOV., 2008.

/s/ VAUGHN ASTLEY
Signature

VAUGHN ASTLEY
(print name)

/s/ KENNETH DOJKA
Witness Signature

KENNETH DOJKA
(print name)

EXHIBIT “A”

RELEASE

The undersigned Dennis Michalski (hereinafter “Releasor”), acting for himself/herself and his/her privies, successors and assigns, and acting with the advice of legal counsel, hereby provides this Release.

Releasor acknowledges that s/he has read and understands that certain Settlement Agreement and Release (“Settlement Agreement”) by and among Process Water Solutions, LLC (“Process Water”); Veolia Water North America Operating Services, LLC (“Veolia”); Clean Water Technologies, LLC (“Clean Water”); and Dr. Phosphate, Inc. (“Dr. Phosphate”); on the one hand, and Basin Water-MPT, Inc. (“BWMPT”); Basin Water, Inc. (“BWI”); Robert Gorgol (“Gorgol”); Robert Stark; and Michael Stark; on the other hand. Releasor acknowledges further that s/he stands to gain finically and otherwise by virtue of execution of the referenced Settlement Agreement by BWMPI, BWl, Gorgol, Robert Stark and Michael Stark (hereinafter “Defendants”), that the Settlement Agreement would not be executed by Defendants but for the promise contained therein with regard to the delivery of this executed Release, and that the execution of the Settlement Agreement by Defendants provides good and valuable consideration for the giving of the Release by Releasor.

Accordingly, Releasor hereby releases and discharges Defendants, together with their respective officers, directors, shareholders, agents, employees and affiliated companies from any and all claims, actions, causes of action, sums of money due, attorneys’ fees, suits, debts, covenants, contracts, agreements, promises, demands or liabilities whatsoever, in law or in equity, whether known or unknown, which Releasor ever had, now has, or might in the future have against any of the Defendants based upon facts occurring up to and including the execution date of this Release (as set forth below) and related to the subject matter of the Litigation as such term is defined in the Settlement Agreement.

Releasor represents and warrants, understanding that the truth of such representation and warranty is material to the Defendants proceeding under the Settlement Agreement, that Releasor has not assigned or otherwise transferred, and will not assign or otherwise transfer, to any other person or entity any claims, causes of action, demands or similar things that Releasor may have, or may have had, against one or more of the Defendants. Releasor further represents and warrants that, as of the date of his/her signature below, s/he has no knowledge of a basis for the assertion by him/her of any claim against Defendants, or any of them. Releasor hereby covenants and agrees to indemnify and hold Defendants harmless with respect to any damage done to any Defendant in relation to an untrue or inaccurate representation or warranty given by Releasor herein.

Releasor acknowledges and agrees that there have been no offers or inducements with respect to his making of this Release except as described herein, and that this Release contains the entire agreement and understanding relating to the subject matter hereof.

Executed this 28 day of Nov, 2008.

/s/ Dennis Michalski
Signature

Dennis Michalski
(print name)

/s/ VAUGHN ASTLEY
Witness signature

VAUGHN ASTLEY
(print name)

EXHIBIT “A”

RELEASE

The undersigned G. Astley (hereinafter “Releasor”), acting for himself/herself and his/her privies, successors and assigns, and acting with the advice of legal counsel, hereby provides this Release.

Releasor acknowledges that s/he has read and understands that certain Settlement Agreement and Release (“Settlement Agreement”) by and among Process Water Solutions, LLC (“Process Water”); Veolia Water North America Operating Services, LLC (“Veolia”); Clean Water Technologies, LLC (“Clean Water”); and Dr. Phosphate, Inc. (“Dr. Phosphate”); on the one hand, and Basin Water-MPT, Inc. (“BWMPT”); Basin Water, Inc. (“BWI”); Robert Gorgol (“Gorgol”); Robert Stark; and Michael Stark; on the other hand. Releasor acknowledges further that s/he stands to gain finically and otherwise by virtue of execution of the referenced Settlement Agreement by BWMPT, BWI, Gorgol, Robert Stark and Michael Stark (hereinafter “Defendants”), that the Settlement Agreement would not be executed by Defendants but for the promise contained therein with regard to the delivery of this executed Release, and that the execution of the Settlement Agreement by Defendants provides good and valuable consideration for the giving of the Release by Releasor.

Accordingly, Releasor hereby releases and discharges Defendants, together with their respective officers, directors, shareholders, agents, employees and affiliated companies from any and all claims, actions, causes of action, sums of money due, attorneys’ fees, suits, debts, covenants, contracts, agreements, promises, demands or liabilities whatsoever, in law or in equity, whether known or unknown, which Releasor ever had, now has, or might in the future have against any of the Defendants based upon facts occurring up to and including the execution date of this Release (as set forth below) and related to the subject matter of the Litigation as such term is defined in the Settlement Agreement.

Releasor represents and warrants, understanding that the truth of such representation and warranty is material to the Defendants proceeding under the Settlement Agreement, that Releasor has not assigned or otherwise transferred, and will not assign or otherwise transfer, to any other person or entity any claims, causes of action, demands or similar things that Releasor may have, or may have had, against one or more of the Defendants. Releasor further represents and warrants that, as of the date of his/her signature below, s/he has no knowledge of a basis for the assertion by him/her of any claim against Defendants, or any of them. Releasor hereby covenants and agrees to indemnify and hold Defendants harmless with respect to any damage done to any Defendant in relation to an untrue or inaccurate representation or warranty given by Releaser herein.

Releaser acknowledges and agrees that there have been no offers or inducements with respect to his making of this Release except as described herein, and that this Release contains the entire agreement and understanding relating to the subject matter hereof.

Executed this 28 day of Nov, 2008.

/s/ G. Astley
Signature

G. ASTLEY
(print name)

/s/ VAUGHN ASTLEY
Witness signature

VAUGHN ASTLEY
(print name)

EXHIBIT “B”

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF FLORIDA

TAMPA DIVISION

PROCESS WATER SOLUTIONS, LLC,

et al.,

Plaintiffs,

Case No. 8:07-CV-1944-T-33MSS

vs.

BASIN WATER, INC., et al.,

Defendants.

                                         /

STIPULATED FINAL INJUNCTION AND ORDER OF DISMISSAL

Plaintiffs and Defendants, acting by and through their undersigned respective counsel of record, hereby consent to the entry of this Stipulated Final Injunction and Order of Dismissal (“Injunction”) in the above-styled action.

WHEREAS, Plaintiffs have brought claims against Defendants asserting, among other things, that Defendants have acted to misappropriate and use to their own benefit certain claimed confidential information, trade secrets, and other intellectual property allegedly owned by one or more of the Plaintiffs and protected from disclosure or use by Defendants.

WHEREAS, Defendants have denied all of the material allegations made by Plaintiffs, contend that they have not misappropriated or used any claimed trade secrets, confidential information, or other protected intellectual property allegedly owned by one or more of Plaintiffs, and have counterclaimed seeking, among other things, a declaration of rights regarding the claimed intellectual property and an award of attorneys’ fees.

WHEREAS, neither Defendants nor any of their parent, subsidiary, or affiliate companies presently intend to enter into or continue any business relationship with any member of the Phosphate Industry involving any project related to the treatment of phosphate-laden process pond water in a manner designed to yield a saleable phosphate byproduct or otherwise recover the soluble phosphorous for beneficial uses; as used herein “Phosphate Industry” is defined as including USAC, Mosaic, CF, PCS, Mississippi Phosphates, Agrium, Agrifos, Simplot, OCP, FosFertil, Bunge, PhosCan, and any other company that produces phosphate or processes any waters containing residues or residuals from phosphate industry sources;

WHEREAS, the parties desire to enter into this Injunction to avoid the further expense of litigation, and do so without any admission of liability.

WHEREAS, this Injunction, effective for five (5) years from the date of its entry, does not supersede nor prejudice the rights or remedies afforded any party at law or equity as to any alleged wrongs that may occur subsequent to the entry of this order.

In consideration of the foregoing, the consent of all parties as indicated below, and for good cause shown, IT IS HEREBY ORDERED follows:

1. Defendants, their subsidiaries, parent companies, or affiliate companies, and any of their officers, employees, agents, servants, attorneys or other persons in active concert or participation with any of the Defendants who receive actual notice of this Injunction and are acting with regard to any project related to the treatment of phosphate-laden process pond water in a manner designed to yield a saleable phosphate byproduct or otherwise recover the soluble phosphorous for beneficial uses, shall be and are hereby enjoined from disclosing or using intellectual property meeting all of the following criteria: (a) in existence and owned by one or more of the Plaintiffs as of the date of the filing of this action and (b) fitting within the general process description first set out below. Defendants do not concede that Plaintiffs, or any of them, enjoy rights to any of the subject intellectual property, but acknowledge Plaintiffs’ contention, that the subject intellectual property fits within the following general process description:

That certain process, or processes, described in Provisional Patent Application No. 60/597630 as such existed when filed with the United States Patent Office on December 14, 2005, together with all modifications and amendments thereto which were filed or prepared for filing in attorney work product form, on or before May 9, 2007.

A complete copy of the modifications or amendments prepared for filing in work product form shall be sworn to be such by authorized representatives of Plaintiffs and maintained in a sealed envelope at Fee & Jeffries, P.A., as a condition to the effectiveness of this Injunction. Further, Plaintiffs acknowledge that the subject intellectual property does not fit within the following general process description:

Neutralization of phosphate pond water utilizing a three stage process with precipitation of mono-, di-, or tri-calcium phosphate from the various stages of neutralization, as well as any other process to produce or purify mono-, di-, or tri-calcium phosphate material from phosphate pond water outside of the process description (relating to Provisional Patent Application No. 60/597630) first set forth above in this Paragraph 1.

Without limiting the generality of the foregoing, the general process description described in this paragraph 1 shall be referenced hereinafter as the “Subject Process.” Plaintiffs, or any of them, may seek relief under this paragraph in the manner, and only in the manner, described in paragraph 2, below. Nothing in this Paragraph 1 or otherwise set forth in this Injunction shall preclude a non-party to this action from seeking to dissolve this Injunction as to such non-party based upon due process or other rights held by such non-party.

2. Third-Party Neutral.

(A) Subsequent to the expiration of the one (1) year period set forth in Paragraph 4 below, and prior to the expiration of this Injunction, should Defendants, or any of them, desire to utilize any process involving the treatment of phosphate-laden process pond water in a manner designed to yield a saleable phosphate byproduct or otherwise recover the soluble phosphorous for beneficial uses (hereinafter, “Pond Water Sales”), they must first utilize the Third-Party Neutral process described in this paragraph. Specifically, within fifteen (15) days prior to entering into any agreement (formal or informal) with any member of the Phosphate Industry regarding the testing or implementation of any system related to Pond Water Sales or any commercial implementation (whichever occurs first), Defendants, or any of them, shall notify Plaintiffs of the fact of such agreement or intent to undertake commercial implementation (the “Notifying Defendants”). With respect to any such agreement with a non-member of the Phosphate Industry, notice shall not be required and the Third-Party Neutral process described in this paragraph shall not apply, but Defendants may proceed under such agreement only upon such non-member (or if an entity, the chief executive officer or managing partner) swearing in writing and under oath an acknowledgment that it is bound by this Injunction. When required, notice shall be given in writing and delivered to the Plaintiffs via an officer, director, similar such office holder, or registered agent for the receipt of legal service, and notice shall be effective upon receipt provided the Plaintiffs have provided adequate current contact information to Defendants, and upon issuing to the last know address in the event Plaintiffs have failed to provide adequate contact information. Upon such notice, Plaintiffs, or any of them, may demand within five (5) business days that the Notifying Defendants submit the technical specifications for the proposed agreement or commercial implementation to the Third-Party Neutral, who shall be selected in the manner described below. Such demand shall be in writing and delivered to the Notifying Defendants at the location specified in the Notifying Defendants’ notice. Defendants so notified must submit the technical specifications to the Third-Party Neutral within three (3) business days of such notice. Further, within three (3) business days of such notice, Plaintiffs must submit the technical specifications for the Subject Process to the Third-Party Neutral. The Third-Party Neutral shall keep Defendants’ technical specifications, as well as the Subject Process, confidential, including but not limited to from the other parties.

(B) Within seven (7) days from receiving the technical specifications set forth in paragraph 2(A), the Third-Party Neutral shall determine and inform the parties in writing whether reasonable cause exists to believe that the Defendants’ technical specifications are substantially similar to the Subject Process. If reasonable cause is found to exist, then Defendants must refrain from any commercial implementation or use of the technical specifications at issue for a period of thirty (30) days after the Third-Party Neutral renders his/her decision provided such decision is rendered as called for in this Paragraph 2. Conversely, if the Third-Party Neutral does not find reasonable cause, then Defendants may proceed with the commercial use and implementation of the technical specifications at issue seven (7) days after the Third-Party Neutral renders his/her decision. The parties agree that the Third-Party Neutral’s finding of reasonable cause (or finding of no reasonable cause) shall not be admissible or carry any weight in any court proceeding, except for enforcement of waiting periods described in this paragraph 2(B).

(C) The parties hereby select the American Arbitration Association as the body to oversee the appointment of the Third-Party Neutral. In the event a Third-Party Neutral shall become necessary, the parties shall immediately request that the American

Arbitration Association select an individual from its panel of arbitrators who specializes in intellectual property disputes, such individual being subject to challenge by the parties on grounds of conflict of interest only. The parties shall share the fees and costs of the Third-Party Neutral’s services equally.

(D) During the time period between Plaintiffs’ notice pursuant to paragraph 2(A) and the Third-Party Neutral’s decision, as called for by paragraph 2(B), Defendants shall not proceed with the commercial use and implementation of the technical specifications at issue.

3. Notwithstanding anything else set forth in this Injunction except the Third-Party Neutral process described above, in the event there should ever be a litigated dispute or other dispute about one or more Defendants’ ability to use or commercialize in any fashion any process or intellectual property claimed to fall within the scope of the Subject Process, nothing in this Injunction, including the provisions of paragraph 1, above, shall operate to relieve the person or entity opposing such use or commercialization by one or more of the Defendants of any otherwise existing burden of establishing currently held rights in the subject process or intellectual property sufficient to preclude the use or commercialization intended by one or more of the Defendants. For purposes of this subparagraph 3, Defendants shall be defined to include Defendants as well as their subsidiaries, parent companies, affiliate companies and the successors and assigns of any of the foregoing, and any of their officers, directors, employees, attorneys, or other agents.

4. For a period of one (1) year following the entry of this Injunction, Defendants, theft subsidiaries, parent companies, or affiliate companies, and any of their officers, employees, agents, servants, attorneys or other persons in active concert or participation with any of the Defendants who receive actual notice of this Injunction and are acting with regard to any project related to the treatment of phosphate-laden process pond water in a manner designed to yield a saleable phosphate byproduct or otherwise recover the soluble phosphorous for beneficial uses, shall be and hereby are enjoined from, directly or indirectly, soliciting, contacting, or contracting with any member of the Phosphate Industry for purposes of engaging in any project related to the treatment of phosphate-laden process pond water in a manner designed to yield a saleable phosphate byproduct or otherwise recover the soluble phosphorous for beneficial uses.

5. Within three (3) business days from its entry, Defendant Basin Water, Inc. and Basin Water – MPT, Inc. shall provide actual notice of this Injunction to the officers and directors of their parent, subsidiary, and affiliate companies, as well as the sales, marketing, and product development personnel of such companies.

6. The Court shall retain jurisdiction over this action for the limited purpose of enforcing this order upon application of any party. Except as so stated, this action, and each and every claim asserted therein, is dismissed with each party to bear its own attorneys fees, costs and expenses. This dismissal shall be with prejudice as to all of the parties’ claims, except for claims seeking a declaration of rights with respect to intellectual property allegedly owned by Plaintiffs, or some of them. This dismissal shall not in any way preclude any party’s right to bring a separate action in the future based upon conduct occurring subsequent to this dismissal, even if such conduct is purportedly a continuation of conduct occurring prior to such dismissal.

DONE AND ORDERED, this      day of             , 2008.

United States District Judge

Consented to by all parties as follows:

Stephen W. Mooney	Richard E. Fee
Florida Bar No. 0041678	Florida Bar No. 813680
Michael A. Sexton	Kathleen M. Wade
Florida Bar No. 131520	Florida Bar No. 127965
WEINBERG WHEELER HUDGINS GUNN & DIAL, LLC	FEE & JEFFRIESS, P.A.
950 Paces Ferry Road, Suite 3000	1227 N. Franklin Street
Atlanta, GA 30326	Tampa, FL 33602
(404) 876-2700 (phone)	(813) 229-8008 (phone)
(404) 875-9433 (facsimile)	(813) 299-0046 (facsimile)

Attorneys for Plaintiff	Attorneys for Plaintiffs
Veolia Water North America	Process Water Solutions, LLC,
Operation Services, LLC	Clean Water Technologies, LLC, and
Dr. Phosphate, Inc.

Robert P. Riordan
Georgia Bar No. 606431
ALSTON & BIRD LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
(404) 881-7000 (phone)
(404) 881-7777 (facsimile)

Attorneys for Defendants